Item 14 - Exhibit 10(f)

              SUPPLEMENTAL DEATH BENEFIT AGREEMENT


     THIS AGREEMENT, dated as of the _____ day of ______________, _______, by M. A. HANNA COMPANY, a corporation with offices at 1301 East 9th Street, Suite 3600, Cleveland, Ohio 44114-1860 (hereinafter referred to as "Hanna") with and for the benefit of _________________ (hereinafter referred to as the "Associate").


                           WITNESSETH:

     WHEREAS, the Associate has been associated with Hanna in its business during which time Hanna has had the benefit of the talent, ability and unique and extensive business experience of the Associate;

     WHEREAS, Hanna wishes to secure for itself the benefits of a continuing association with the Associate;

     WHEREAS, Hanna has offered certain supplemental life insurance and death benefits to certain of its employees under a program (hereinafter referred to as the "Program") set forth in a letter of the Chairman of the Board of Hanna to such employees, including the Associate; and

     WHEREAS, this Agreement is made by Hanna pursuant to the Program;

     NOW, THEREFORE, in consideration of the premises and of the services rendered and to be rendered by the Associate to Hanna, Hanna agrees to make payments of supplemental death benefits to the designated beneficiary of the Associate according and subject to the following terms and conditions:

    1.(a) Supplemental Death Benefit

          Provided that the employee is in the employ of Hanna, or has retired from the employ of Hanna on or after having attained sixty-five (65) years of age or has ceased to be in the employ of Hanna for any reason other than his death or such retirement and Hanna shall have agreed in writing that such cessation of employment shall not be deemed to terminate the rights of the Associate hereunder, then, upon the death of the Associate on or after attaining sixty-five (65) years of age, Hanna shall pay in equal monthly installments for a period of fifteen (15) years and until one hundred eighty (180) equal monthly installments have been paid, the aggregate sum of $___________ to the beneficiary whom the Associate shall designate in a writing filed with the Employee
          Benefits Department of Hanna and in form accepted by the Employee Benefits Department.
          The Associate shall have the right to change or amend such designation from time to time by a writing similarly filed and in form accepted by the Employee Benefits Department. If the
          Associate shall fail to make such designation prior to the time an equal monthly installment and all remaining monthly installments shall be paid, as they become due, to the duly appointed executor, administrator or other personal representative of the estate of the Associate.

          If the Associate takes permissible early retirement under one of Hanna's early retirement plans, the Associate will be instructed in writing as to the premium payments necessary to keep this benefit in force. Failure to pay stated premiums relieves Hanna of all obligations under this Agreement.

     (b)  Optional Payment Election

          The Associate may elect to have Hanna pay to the Associate on or after the date the Associate attains seventy (70) years of age the aggregate sum of $__________in equal monthly installments for a period of fifteen
          (15) years and until one hundred eighty (180) equal monthly installments have been paid;
          provided that

          (i)  the Associate shall give prior
               written notice to the Employee
               Benefits Department of Hanna of such
               election with such notice specifying
               the date on which the Associate
               wishes to begin receiving the equal
               monthly installments; and

          (ii) such notice shall not be effective
               if given prior to six (6) months
               before the Associate attains seventy
               (70) years of age.

          Should the Associate die (i) after giving such notice and before receiving the first such monthly installment or (ii) within said fifteen (15) year period, then all remaining monthly installments shall be paid to the beneficiaries or persons whom the Associate shall designate in a writing filed with the Employee Benefits Department of Hanna and in a form accepted by said Employee Benefits
          Department. The Associate shall have the right to change or amend such designation from time to time by a writing similarly filed and in form accepted by the Employee Benefits
          Department. If the Associate shall fail to make such designation prior to the time an equal monthly installment shall become payable, such installment and all remaining monthly installments shall be paid, as they become due, to the duly appointed executor, administrator or other personal representative of the estate of the Associate.

     2. Except as permitted this Agreement or in accordance with a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code, no rights of any kind under this Agreement shall, without the written consent of Hanna, be transferable or assignable by the Associate, any designated beneficiary, or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary.

     3. All questions of interpretation, construction or application arising under this Agreement shall be decided by the Board of Directors or a Committee of the Board of Directors of Hanna, whose decision shall be final and conclusive upon all persons.

     4. The undertakings of Hanna herein constitute merely the unsecured promise of the Company to make payments as provided for herein. No property of Hanna is or shall, by reason of this Agreement, be held in trust for the Associate, any designated beneficiary or any other person, and neither the Associate nor any designated beneficiary or any other person shall have, by reason of this Agreement, any rights, title or interest of any kind in or to any property of Hanna.

     5. This Agreement may be terminated by Hanna prior to the Associate attaining sixty-five (65) years of age provided that

          (i)  Hanna terminates the Program and
               similar supplemental death benefit
               agreements with respect to all other
               living employees participating in
               the Program who have not yet
               attained sixty-five (65) years of
               age; and

          (ii) if such termination occurs at any
               time after three (3) full years
               following the date of this
               Agreement, the Associate shall be
               eligible for, and entitled to, an
               irrevocably vested supplemental
               benefit, commencing with the
               Associate's retirement, in an amount
               determined in the same manner as the
               benefit provided under paragraph 1
               above, multiplied by a fraction of
               which the numerator is the number of
               full years from the date of such
               termination and the denominator is
               the number of full years from the
               date of this Agreement to the date
               the Associate attains sixty-five
               (65) years of age.

     6. Notwithstanding any provisions to the contrary herein, Hanna shall not have the right to amend or terminate this Agreement after a change in control of Hanna, as hereinafter defined, occurs except for nonpayment of premiums by the Executive as specified in paragraph 1(a) hereof. For purposes of this Agreement, a "Change in Control" of Hanna shall have occurred if and when any of the following events shall have occurred:

          (a)  Hanna enters into an agreement to
               merge, consolidate or reorganize
               into or with another corporation or
               other legal person, and as a result
               of such merger, consolidation or
               reorganization less than 75% of the
               combined voting power of the then-
               outstanding securities of such
               corporation or person immediately
               after such transaction are held in
               the aggregate by the holders of
               Voting Stock (as that term is
               defined in subparagraph (c) below)
               of Hanna immediately prior to such
               transaction;

          (b)  Hanna enters into an agreement to
               sell or otherwise transfer all or
               substantially all of its assets to
               any other corporation or other legal
               person, and as a result of such sale
               or transfer less than 75% of the
               combined voting power of the then-
               outstanding securities of such
               corporation or person immediately
               after such sale or transfer is held
               in the aggregate by the holders of
               Voting Stock of Hanna immediately
               prior to such sale or transfer;

          (c)  The filing on Schedule 13D or
               Schedule 14D-1 (or any successor
               schedule, form or report), such as
               promulgated pursuant to the
               Securities Exchange Act of 1934, as
               amended (the "Exchange Act"),
               disclosing that any person (as the
               term "person" is used in Section
               13(d)(3) or Section 14 (d)(2) of the
               Exchange Act) has become the
               beneficial owner (as the term
               "beneficial owner" is defined under
               Rule 13d-3 or any successor rule or
               regulation promulgated under the
               Exchange Act) of securities
               representing 30% or more of the
               combined voting power of the then-
               outstanding securities entitled to
               vote generally in the election of
               directors of Hanna ("Voting Stock");

          (d)  Hanna files a report or proxy
               statement with the Securities and
               Exchange Commission pursuant to the
               Exchange Act disclosing in response
               to Form 8-K or Schedule 14A (or any
               successor schedule, form or report
               or item therein) that a change in
               control of Hanna has or may have
               occurred or will or may occur in the
               future pursuant to any then-existing
               contract or transaction; or

          (e)  During any period of two consecutive
               years, individuals who constitute
               the Directors of Hanna at the
               beginning of any such period cease
               for any reason to constitute at
               least a majority thereof, unless the
               election, or the nomination for
               election by Hanna's stockholders, of
               each new Director was approved by a
               vote of at least two-thirds of the
               Directors of Hanna then still in
               office who were Directors of the
               Company at the beginning of such
               period.

     Notwithstanding the foregoing provisions of subparagraphs (c) or (d) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because (i) Hanna,
(ii) an entity in which Hanna directly or indirectly beneficially owns 50% or more of the voting securities, or (iii) any Hanna-sponsored employee stock ownership plan or other employee benefit plan of Hanna, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because Hanna reports that a change in control of Hanna has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

     In the event that any such agreement to merge, consolidate, reorganize or sell or otherwise transfer assets referred to in subparagraphs (a) or (b) is terminated without such merger, consolidation, reorganization or sale or transfer having been consummated, or the person filing such Schedule 13D or Schedule 14D-1 referred to in subparagraph (c) files an amendment to such Schedules disclosing that it no longer is the beneficial owner of securities representing 30% or more of the Voting Stock of Hanna, or Hanna reports that the change of control which it reported in the filing referred to in subparagraph (d) will not in fact occur, any executive officer of Hanna may by notice to the Executive nullify the operation of this Agreement by reason of such Change in Control, without prejudice to any exercise by the Associate of his rights under this Agreement that may have occurred prior to such nullification.

     In the event a change in control of Hanna occurs, the rights and benefits of the Executive hereunder will continue in full force and effect, subject only to payment by the Executive on a timely basis of his share of the premiums stipulated in this Agreement. The Executive shall receive timely notice of all premium payments due after a change in control of Hanna.

     7. Nothing herein shall be construed as an offer or commitment by Hanna to continue the Associate's employment with Hanna for any period of time.

     8.   This Agreement shall be effective as of _________ __,
_____.

     IN WITNESS WHEREOF, Hanna has caused this Agreement to be duly executed and the Associate has executed this Agreement, in triplicate, on this _____ day of ___________.

                              M. A. HANNA COMPANY


                              By: ____________________________
                                  Vice President and Secretary


                              ________________________________
                              Associate